           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             GENOMIC SOLUTIONS INC.

       PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS _______________, 2001

      The stockholder appoints Jeffrey S. Williams or Steven J. Richvalsky or either of them, as attorneys and proxies of the stockholder, with full power of substitution, to vote on behalf of the stockholder and in his or her name and stead, all shares of Genomic Solutions Inc. which the stockholder would be entitled to vote if personally present at the Company's Special Meeting of Stockholders to be held at the offices of the Company located at 4335 Varsity Drive, Suite E, Ann Arbor, Michigan, on ______________, 2001, at _____ __.m.,
local time, and at any adjournments.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                         PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         SPECIAL MEETING OF STOCKHOLDERS

                             GENOMIC SOLUTIONS INC.


                              _______________, 2001


              - Please Detach and Mail in the Envelope Provided -

A /X/   PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.


                                                                                  FOR     AGAINST      ABSTAIN

                                    1.       To approve an amended and restated   / /       / /          / /
                                             agreement and plan of merger
                                             between Genomic Solutions Inc.,
                                             Cartesian Acquiring Corporation and
                                             Cartesian Technologies, Inc.

                                    2.       To approve Genomic Solutions        / /       / /          / /
                                             fourth amended and restated
                                             certificate of incorporation.


                                    3.       In their discretion, upon any other
                                             matters which may properly come
                                             before the meeting or any
                                             adjournment thereof.

                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                    VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                    UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
                                    MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1
                                    AND FOR PROPOSAL 2.

                                    Receipt of the Notice of Special Meeting and Proxy Statement of the Company preceding or accompanying the same is hereby acknowledged.

                                    PLEASE SIGN, DATE AND RETURN THIS PROXY
                                    PROMPTLY USING THE ENCLOSED ENVELOPE.





-----------------------------------   ------------------   -------------------------------   --------------
     SIGNATURE OF STOCKHOLDER               DATE:            SIGNATURE (IF HELD JOINTLY)          DATE:

NOTE: Your signature should appear the same as your name appears herein. In case of joint holders, each should sign. If the signer is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc. give full title.